Exhibit 10(19)
FOURTH AMENDMENT OF EMPLOYMENT AGREEMENT
     THIS FOURTH AMENDMENT, made and entered into as of the 15th day of December, 2006, by and between RARE HOSPITALITY MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the “Company”), and PHILIP J. HICKEY, JR., a resident of the State of Georgia (hereinafter referred to as the “Executive”);
WITNESSETH:
     WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated as of April 28, 2003 (the “Original Agreement”), First Amendment of Employment Agreement, dated as of October 27, 2004 (the “First Amendment”), Second Amendment of Employment Agreement, dated as of October 27, 2005 (the “Second Amendment”) and Third Amendment of Employment Agreement, dated as of October 27, 2006 (the “Third Amendment”); and
     WHEREAS, the Third Amendment requires the Company and Executive to renew the Original Agreement on or before January 1, 2007 in order for the term of the Original Agreement to continue past the Expiration Date (as defined in the Third Amendment); and
     WHEREAS, the Company and Executive intend to renew the Original Agreement on the terms and conditions set forth in this Fourth Amendment;
     NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) in hand paid by the Company to Executive, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and obligations contained herein, the Company and Executive hereby agree as follows:
     1. Section 1.1 of the Original Agreement, as revised by the Third Amendment, shall be deleted in its entirety and replaced with the following new Section 1.1:
     1.1. Employment Term. The employment term of this Agreement shall commence on the date hereof (the “Commencement Date”) and shall continue until and end on July 1, 2008 (the “Expiration Date”), unless terminated prior thereto in accordance with Section 3 hereof. Unless renewed by mutual agreement of the Company and Executive, as expressed in writing signed by both parties on or before January 1, 2008 (the “Notice Date”), this Agreement shall terminate on the Expiration Date with no renewal or extension; provided, however, that in the event the Company chooses not to renew the Agreement, the Executive will be entitled to receive the compensation under Section 2.1 owed to Executive but unpaid for performance rendered under this Agreement as of the Expiration Date, and the Company will be obligated to pay Executive an amount equal to twelve (12) months of his Base Compensation (as defined below), in effect immediately prior to the Expiration Date (the “Non-Renewal Severance”). Such payments of Non-Renewal Severance shall be made as and when salary would otherwise be payable to senior officers of the Company; provided, however, that on February 15, 2009, the Company shall pay Executive in one lump sum any remaining unpaid portion of the Non-Renewal Severance, plus an amount, if any, equal to Executive’s Base Compensation for the period of time between the Notice Date and the date on which the Company provides Executive with written notice of non-renewal. The period from the Commencement Date until the employment term expires or is terminated by the Company or Executive is hereinafter referred to as the “Employment Term.”
     2. Section 2.1 of the Original Agreement, as revised by the Third Amendment, shall be deleted in its entirety and replaced with the following new Section 2.1:
     2.1 Base Compensation. For all the services rendered by Executive hereunder, the Company shall pay Executive an annual salary at the rate of Seven Hundred Twenty-Five Thousand and 00/100 Dollars ($725,000.00) for each full year of the Employment Term, payable in installments at such times as the Company customarily pays its other senior officers (but in any event no less often than monthly); provided, however, that from and after January 2, 2007, said annual salary rate shall increase to Seven Hundred Forty Six Thousand Seven Hundred and 00/100 Dollars ($746,700.00). The Company agrees that the Executive’s salary will be reviewed at least annually to determine if an increase is appropriate, which increase shall be in the sole discretion of the Company. Executive’s salary shall be prorated for any partial year during which this Agreement remains in effect. Executive’s annual salary paid from time to time is hereafter referred to as “Base Compensation”.
     3. Section 2.2 of the Original Agreement, as revised by the Third Amendment, shall be deleted in its entirety and replaced with the following new Section 2.2:
     2.2 Bonus Awards. In addition to the Base Compensation during the Employment Term, Executive shall be eligible for a bonus potential of not less than One Hundred Percent (100%) of his Base Compensation; provided, however, that from and after January 2, 2007, said bonus potential shall increase to One Hundred Ten Percent (110%) of his Base Compensation. The actual bonus shall be determined and paid in accordance with the bonus program for executives of the Company, as approved by the Company from time to time. Unless otherwise set forth in this Agreement, Executive must be employed by the Company on the date the bonus is paid to executive employees generally in order to be entitled to a bonus for that year.
     4. Section 19 of the Original Agreement, as revised by the Third Amendment, shall be deleted in its entirety and replaced with the following new Section 19:
     19. Entire Agreement. This Agreement, together with the Fourth Amendment and Exhibit A thereto, which is incorporated herein by this reference, constitutes the entire Agreement between the parties hereto with regard to Executive’s employment by the Company and there are no agreements, understandings, specific restrictions, warranties or representations, written or oral, relating to said subject matter between the parties other than those set forth herein or herein provided for.
     5. Exhibit A of the Third Amendment shall be deleted in its entirety and replaced with new Exhibit A attached hereto and incorporated herein by reference.
     6. Except as otherwise set forth herein, the Original Agreement, as modified by the Third Amendment, shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

RARE HOSPITALITY MANAGEMENT, INC.
By:	/s/ Eugene I. Lee, Jr.
President

EXECUTIVE
/s/ Philip J. Hickey, Jr.
PHILIP J. HICKEY, JR.

EXHIBIT A
Executive and the Company agree that, for purposes of this Agreement, the “Restricted Area” shall constitute the area within fifteen (15) miles of any of RARE’s restaurants in the following cities:

Alabama	Daphne, Dothan, Hoover, Huntsville, Mobile, Montgomery, Opelika, Oxford, Prattville

Arizona	Phoenix, Scottsdale

Colorado	Denver

Connecticut	Manchester

Delaware	Bear, Newark

District of Columbia	Washington, D.C.

Florida	Altamonte Springs, Boynton Beach, Brandon, Coral Springs, Daytona Beach, Davie, Delray Beach, Destin, Fleming Island, Ft. Lauderdale, Ft. Myers, Ft. Walton Beach, Hollywood, Jacksonville, Jacksonville Beach, Jensen Beach, Kissimmee, Lakeland, Lake Mary, Largo, Melbourne, Merritt Island, Miami, Naples, Ocala, Orange Park, Orlando, Palm Harbor, Panama City, Pembroke Pines, Port Richey, Sarasota, St. Augustine, St. Petersburg, Southchase, Tallahassee, Tampa, Viera, West Palm Beach, Winter Haven

Georgia	Acworth, Albany, Alpharetta, Athens, Atlanta, Augusta, Austell, Buford, Canton, Carrolton, Cartersville, College Park, Columbus, Commerce, Conyers, Covington, Cumming, Dalton, Dawsonville, Douglasville, Duluth, East Point, Ellijay, Fayetteville, Gainesville, Hiram, Jonesboro, Kennesaw, LaGrange, Lawrenceville, Lithonia, McDonough, Macon, Marietta, Morrow, Newnan, Peachtree City, Perry, Pooler, Rome, Roswell, Savannah, Snellville, Statesboro, Tifton, Tucker, Valdosta, Warner Robins, Woodstock

Illinois	Chicago, Fairview Heights, Lombard, Norridge, Oaklawn, Peoria, Springfield

Indiana	Avon, Bloomington, Carmel, Clarksville, E. Indianapolis, Evansville, Indianapolis, Merrillville, Portage, Southport

Kansas	Kansas City, Lawrence, Leawood, Topeka

Kentucky	Bowling Green, Brownsboro Crossing, Cold Springs, Florence, Frankfort, Lexington, Louisville

Louisiana	St. Tammany

Maine	Auburn, Augusta, Bangor, Biddeford, South Portland

Maryland	Baltimore, Bowie, Columbia, E. Columbia, Frederick, Gaithersburg, Germantown, Golden Ring, Hagerstown, Landover, Laurel, Upper Marlboro, Waldorf

A-1

Massachusetts	Boston, Braintree, Brockton, Burlington, Chestnut Hill, Dedham, Framingham, Franklin, Haverhill, Leominster, Mansfield, Marlboro, Methuen, Milford, Millbury, North Attleboro, Peabody, Plymouth, Raynham, Seekonk, Shrewsbury, Tewksbury, Watertown, W. Springfield

Michigan	Allen Park, Auburn Hills, Clinton Township, Grand Rapids, Roseville, Troy, Westland

Minnesota	Minneapolis

Mississippi	Hattiesburg, Southaven

Missouri	Ballwin, Belton, Chesterfield, E. Columbia, Florissant, Hazelwood, Independence, Jefferson City, Kansas City, O’Fallon, Lee’s Summit, St. Peters, Sunset Hills

Nevada	Las Vegas

New Hampshire	Amherst, Bedford, Concord, Keene, Manchester, Nashua, Newington

New Jersey	Flanders, Hamilton, Howell, Millville, Mt. Olive, New Brunswick, Parsippany, Piscataway, Rochelle Park, Woodbridge

New York	Albany, New York City, Poughkeepsie, Rochester

North Carolina	Apex, Asheville, Brier Creek, Burlington, Charlotte, Concord, Gastonia, Greensboro, Greenville, Hickory, High Point, Huntersville, Pineville, Wilmington, Winston-Salem

Ohio	Beavercreek, Boardman, Cincinnati, Cleveland, Columbus, Cuyahoga Falls, Dublin, Fairlawn, Fairview Park, Gahana, Grove City, Independence, Mayfield Heights, Maumee, Medina, Mentor, Moraine, North Canton, Pickerington, Solon, Springdale, St. Clairsville, Strongsville, West Chester, Wooster

Pennsylvania	Bensalem, Cranberry, Erie, Exton, Franklin Mills, Harrisburg, Lancaster, Moosic, Norristown, Penns Port, Philadelphia, Pittsburgh Mills, Pottstown, Robinson, Stroudsburg, Warrington, Waterfront, West Homestead, Whitman Square

Rhode Island	Providence, Warwick

South Carolina	Anderson, Columbia, Florence, Greenville, Hilton Head, Mt. Pleasant, Myrtle Beach, N. Charleston, Rock Hill, Spartanburg

Tennessee	Brentwood, Chattanooga, Clarksville, Gallatin, Hermitage, Hixson, Jackson, Madison, Nashville

Texas	Dallas, Houston

Vermont	Williston

Virginia	Chantilly, Dulles, Massaponax, McLean, Williamsburg

West Virginia	Charleston, Morgantown

Wisconsin	Milwaukee

A-2